EXHIBIT 99

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

(U.S. Persons)

THIS AGREEMENT is dated for reference the 17th day of December 2002,

BETWEEN:

(the “Purchaser”)

AND:

SILVER STANDARD RESOURCES INC., a company duly
incorporated under the laws of the Province of British Columbia and having an office located at Suite 1180, 999 West Hastings
Street, Vancouver, British Columbia V6C 2W2

(the “Company”)

Subject and pursuant to the terms set out in Appendix II attached hereto, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Company the following securities at the following price:

__________ Units at a price of US $4.05 (Cdn $6.27) per Unit for a total price of _________.

The Purchaser hereby directs the Company to issue, register and deliver the certificates representing the Units as follows:

Registration Instructions:	Delivery Instructions:
__________________________	__________________________
Name to appear on certificate	Name and account reference, if applicable

__________________________	__________________________
Account reference, if applicable	Contact Name

__________________________	__________________________
Address	Address

__________________________	__________________________
(Telephone Number)

EXECUTED by the Purchaser this _______ day of December, 2002.

WITNESS:	EXECUTION BY PURCHASER:

__________________________	__________________________
Signature of Witness	Signature of individual (if Purchaser is an individual)
__________________________	__________________________
Name of Witness	Authorized Signatory (if Purchaser is not an individual)
__________________________	__________________________
Address of Witness	Name of Purchaser (please print)
__________________________	__________________________
Name of Authorized Signatory (please print)
__________________________
Address of Purchaser (residence if an individual)
__________________________
Number of common shares of the Company held either directly or indirectly by the Purchaser

ACCEPTED this ______ day of December, 2002.

SILVER STANDARD RESOURCES INC.

Per:
_______________________________
Authorized Signatory

APPENDIX I

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.

1.	Placee Information:

(a)	Name: ____________________________________________________________

(b)	Complete Address: __________________________________________________

(c)	Jurisdiction of Incorporation or Creation:

2.	(a) Is the Placee purchasing securities as a portfolio manager (Yes/No)?

       (b)    Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? __________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Dated at _____________________________ on December, 2002.

(Name of Purchaser — please print)

(Authorized Signature)

(Official Capacity — please print)

(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

APPENDIX II

TO THE PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TERMS AND CONDITIONS GOVERNING UNITS

WHEREAS:

A.	the common shares of the Company are listed for trading on the TSX Venture Exchange;

B.	the Purchaser has agreed to subscribe for and purchase units in the capital of the Company, upon the terms and subject to the conditions set out in this Agreement;

C.

the subscription for units of the Company by the Purchaser is subject to the approval of the TSX Venture Exchange; and D. the Company and the Purchaser wish to enter into this Agreement to specify their mutual rights and obligations in respect of

D.	the Company and the Purchaser wish to enter into this Agreement to specify their mutual rights and obligations in respect of the subscription for units of the Company by the Purchaser;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and undertakings hereinafter contained, and of other good and valuable consideration (the receipt and sufficiency whereof are hereby acknowledged), the parties hereto hereby covenant and agree with each other as follows:

1.	Interpretation

1.1.	In this Appendix II and the Exhibits attached to this Appendix II, the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the Securities Act of 1933 (United States of America), as amended;

(b)

“Applicable Legislation” means the B.C. Act, together with the regulations and rules made and promulgated thereunder and all administrative policy statements, blanket orders and rulings, notices, and other administrative directions issued by the Commission;

(c)	“B.C. Act” means the Securities Act, (British Columbia) R.S.B.C. 1996, as amended;

(d)	“Closing” has the meaning set out in section 2.3;

(e)	“Closing Date” ” has the meaning set out in section 2.3;

(f)	“Commission” means the British Columbia Securities Commission;

(g)	“Exchange” means the TSX Venture Exchange Inc.;

(h)	“Exemption” means the exemption from the prospectus requirements under British Columbia Instrument #72-503;

(i)	“Offering” means the offering of Units under this Agreement;

(j)	“Private Placement” means the Offering of the Units;

(k)	“Purchase Price” has the meaning set out in section 2.1;

(l)

“Purchaser” means the person named as “Purchaser” in this Agreement and wherever Purchaser is used in the plural, it shall connote all persons who are a “Purchaser” under this form of Agreement and who subscribe for Units under the Offering;

(m)	“Regulation S” means Regulation S promulgated under the 1933 Act; (n) “SEC” means the Securities and Exchange Commission of the United States of America;

(n)	“SEC” means the Securities and Exchange Commission of the United States of America;

(o)	“Unit Shares” means the common shares in the capital of the Company, as presently constituted, comprised in the Units to be issued under the Offering;

(p)	“Units” means units of the Company comprised of one Unit Share and 0.55 of one Warrant;

(q)	“Warrant Shares” means the common shares reserved for issuance to the Purchaser on exercise of the Warrants; and

(r)

“Warrants” means the non-transferable share purchase warrants comprised in the Units to be issued under the Offering, each whole Warrant entitling the holder to purchase one additional common share in the capital of the Company at any time for a period of two years following the Closing Date at a price of US $5.05 (Cdn $7.82) per Warrant Share.

1.2.	For the purposes of this Agreement, except as otherwise expressly provided herein:

(a)	“this Agreement” means this Agreement, including the Appendices, Schedules and Exhibits hereto, as it may from time to time be supplemented or amended;

(b)

all references in this Agreement to a designated Article, section, subsection, paragraph, or other subdivision, or to an Appendix, Schedule or an Exhibit, is to the designated Article, section, subsection, paragraph or other subdivision of or Appendix, Schedule or Exhibit to this Agreement unless otherwise specifically stated;

(c)

the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, clause, subclause or other subdivision or Appendix, Schedule or Exhibit;

(d)	the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(e)

the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(f)

except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(g)

the headings to the Articles and clauses of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof; and

(h)

the parties acknowledge that this Agreement is the product of arm’s length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement shall be construed neither strictly for, nor strictly against, any party irrespective of which party was responsible for drafting this Agreement.

2.	Purchase, Sale and Closing

2.1.

The Purchaser, as principal, hereby subscribes for and agrees to purchase that number of Units indicated on the Agreement to which this Appendix II is attached at a price of US $4.05 (Cdn $6.27) per Unit, for that aggregate purchase price (the “Purchase Price”) indicated on the Agreement to which this Appendix II is attached.

2.2.

This Agreement, when executed by the Purchaser and delivered to the Company, will constitute a subscription for the Units which will not be binding on the Company until accepted by the Company by executing the Agreement to which this Appendix II is attached.

2.3.

The closing of the purchase and sale of the Units (the “Closing”) shall take place on the date on which the last to be fulfilled or waived of the conditions set forth in Article 5 and applicable to the Closing shall be fulfilled or waived in accordance herewith, or on such other date as the Purchaser and the Company may agree. The date on which the Closing occurs is referred to herein as the “Closing Date”.

2.4.

On the Closing Date, the Company shall deliver to the Purchaser (a) one or more certificates (with the number of and amount of each certificate to be as reasonably requested by the Purchaser) representing the aggregate Unit Shares purchased hereunder by the Purchaser at the Closing registered in the name of the Purchaser and (b) the Warrants registered in the name of the Purchaser in such denominations as reasonably requested by the Purchaser, and the Purchaser shall deliver the Purchase Price for the Units by wire transfer in immediately available funds to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. In addition, at the Closing, the Company shall pay (or the Purchaser shall pay for the account of the Company, with such payment being credited towards Purchaser’s payment of the Purchase Price under this subsection 2.4(b)) to the Purchaser’s counsel its legal fees and disbursements as set forth in section 3.8.

2.5.

The certificate or certificates representing the Warrants shall be substantially in the form of Schedule 2.5. 2.6. The issue of the Units will not restrict or prevent the Company from obtaining any other financing or from issuing

2.6.	The issue of the Units will not restrict or prevent the Company from obtaining any other financing or from issuing additional securities or rights.

3.	Covenants of the Company

3.1.

The Company shall forthwith following the execution of this Agreement file all requisite documentation and filing fees in respect of the Private Placement with the Exchange and make all public disclosures required in regard thereto.

3.2.

The Company shall use its best efforts to obtain the acceptance for filing of the Private Placement by the Exchange. 3.3. At the time of Closing, the Company shall be a “qualifying issuer” as such term is defined in Multilateral Instrument 45-102 of the Canadian Securities Administrators.

3.4.

Upon receipt of the approval of the Exchange and against payment by the Purchaser to the Company of the Purchase Price, the Private Placement shall close and the Company shall deliver certificates representing the Unit Shares and the Warrants to the Purchaser.

3.5.

The Company shall file a BCF #45-902F, Report of Exempt Distribution, and a Form 45-102F2 in respect of the Private Placement with the applicable Commission within 10 days of the Closing Date and a Form D with the SEC within 15 days of the Closing Date.

3.6.

Until the first anniversary of the effective date of the Registration Statement (as defined in section 3.7), the Company will cause the Unit Shares and Warrant Shares to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and to continue the listing or trading of the common stock on the Exchange and Nasdaq SmallCap Market and comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Exchange and Nasdaq SmallCap Market. The Company shall cause the Unit Shares and Warrant Shares to be listed on the Exchange and the Nasdaq SmallCap Market.

3.7.

The Company shall no later than forty-five (45) calendar days after the Closing Date prepare and file with the SEC a Registration Statement or Registration Statements (the “Registration Statement”) on Form F-3 covering the resale of the Unit Shares and Warrant Shares. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC on or before the date that is one hundred twenty (120) calendar days after the Closing Date. The Company shall keep the Registration Statement effective until the expiry of a period of two years from the date of the Closing.

3.8.

The Company shall pay to the Purchaser’s counsel in immediately available funds, at the Closing the sum of U.S.$15,000 for the payment of expenses (including legal fees and disbursements) incurred by the Purchaser in connection with the transactions contemplated by this Agreement. In lieu thereof, the Purchaser may allocate U.S.$15,000 of its payment of the Purchase Price to the payment of such counsel, and such payment to Purchaser’s counsel shall be credited towards the payment of the Purchase Price. The Purchaser acknowledges that such expenses are bona fide expenses incurred in connection with the transactions contemplated by this Agreement and shall, or shall cause its counsel to, provide the Company with documentation evidencing such expenses forthwith following the Closing and with such additional documentation thereafter as reasonably required by the Company to determine the details, on an hourly basis where applicable, of such expenses.

3.9.

Immediately following execution of this Agreement, the Company shall issue a press release in the form set forth in Schedule 3.9(a) hereto. Immediately following the Closing, the Company shall issue a press release in the form set forth in Schedule 3.9(b) hereto. The Purchaser shall have the opportunity to review such press releases prior to its issuance. No press release shall name the Purchaser except as shall be required by law or the policies of the Exchange or Nasdaq SmallCap Market. If the Company fails to issue a press release within one business day of the execution of this Agreement or the Closing Date, as the case may be, the Purchaser may issue a press release.

3.10.

The Company shall remove the 1933 Act legend, set out in subsection 5.1(c) of Schedule A to Exhibit II to this Appendix II, for sale of the Unit Shares and Warrant Shares, upon the exercise of the Warrants, by the Purchaser when the Unit Shares and Warrant Shares can be sold in compliance with Rule 144(b) or Regulation S, and any applicable state securities laws, subject to the provision by the Purchaser of appropriate representation letters. The Company shall also remove such 1933 Act legend for sale of the Unit Shares and Warrant Shares, upon the exercise of the Warrants, upon registration thereof under the 1933 Act, subject to compliance with the 1933 Act. The Company shall take all necessary steps to effect the foregoing legend removals.

4.	Covenants of the Purchaser

4.1.	The Purchaser shall execute and deliver to the Company, together with the Subscription Agreement:

(a)

as the Purchaser is relying on the “Non-Resident of British Columbia” Exemption contained in British Columbia Instrument #72-503 (described in subsection 6.1(b)), an executed acknowledgement in the form attached hereto as Exhibit I; and

(b)

if the Purchaser is not an individual, a Corporate Placee Registration Form (the “Form”) as set out in Appendix I, unless the Form is already on file with the Exchange and the Exchange has been advised of any changes in the information provided in the Form, prior to the Purchaser participating in the Private Placement.

4.2.

Upon receipt of the approval of the Exchange and against delivery of the Units by the Company of the Purchase Price, the Private Placement shall close and the Purchaser shall pay the Purchase Price to the Company

5.	Closing and Conditions of Closing

5.1.

The obligation hereunder of the Company to issue and/or sell the Units to the Purchaser at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)

The representations and warranties of the Purchaser will be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct as of such date).

(b)	The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing.

(c)

No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)	The Company shall have received the acceptance for filing of the Private Placement by the Exchange.

(e)	The Company shall have received the Purchase Price from the Purchaser.

5.2.

The obligation hereunder of the Purchaser to acquire and pay for the Units at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Purchaser’s benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)

The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct as of such date).

(b)	The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

(c)

No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)	The Company shall have received the acceptance for filing of the Private Placement by the Exchange.

(e)	No event which had or is likely to have, in the reasonable judgment of the Purchaser, a Material Adverse Effect on the Company or any of its direct or indirect subsidiaries shall have occurred.

(f)	The Purchaser shall have received certificates representing the Unit Shares and Warrants.

6.	Representations and Warranties

6.1.	The Purchaser hereby represents and warrants to the Company, with the intention that the Company shall rely thereon in entering into this Agreement, that:

(a)

it is aware that no prospectus has been filed by the Company with the Exchange or the Commission in connection with the issuance of the Units, the issuance of the Units is exempt from the prospectus requirements of the Applicable Legislation and that:

(i)	the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;

(ii)	the Purchaser may not receive information that would otherwise be required to be provided to it under the Applicable Legislation; and

(iii)	the Company is relieved from certain obligations that would otherwise apply under the Applicable Legislation;

(b)

the Purchaser is not a resident of British Columbia or any other province of Canada, is purchasing Units under British Columbia Instrument #72-503 and the Purchaser has executed and delivered to the Company the additional acknowledgements, representations and warranties set out in Exhibit I to this Appendix II;

(c)

it has been advised by the Company to obtain its own individual financial, legal and tax advice with respect to the advisability of purchasing the Units and has had adequate opportunity to do so and the Purchaser acknowledges that it understands the terms, and its rights and obligations under this Agreement;

(d)	it is aware of the high degree of risk involved in the purchase of the Units;

(e)

it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment, has the capacity to protect its own interests in connection with this transaction, and has the ability to bear the economic risk of loss of its investment in the Units;

(f)

it is either purchasing the Units as principal for its own account and has no present intention, agreement or arrangement for the distribution, assignment, resale or subdivision of the Units or it is a “portfolio manager” that (i) has due and proper authority to act for and on behalf of any beneficial purchaser, (ii) is a portfolio manager registered or exempt from registration under the laws of a province or territory of Canada, other than British Columbia, or a jurisdiction other than Canada, (iii) has provided the Company with a Corporate Placee Registration Form as set out in Appendix I (unless the form is already on file with the Exchange and the Exchange has been advised of any changes in the information provided in the form) and (iv) is purchasing as an agent Units for accounts fully managed by the Purchaser;

(g)	it is aware that the Warrants are non-transferable;

(h)	the sale of the Units has not been advertised;

(i)

no person has made to the Purchaser any written or oral representations that any person will resell or repurchase the Units, that any person will refund the purchase price of the Units, or as to the future price or value of the Units;

(j)

the Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Applicable Legislation) in the affairs of the Company that has not been generally disclosed to the public, save knowledge of this particular transaction;

(k)	it is aware that the offer made by this subscription is irrevocable and requires acceptance by the Company and the approval of the Exchange;

(l)

if the Purchaser is resident in a jurisdiction outside of Canada, the Purchaser is purchasing the securities pursuant to an exemption from applicable securities laws of the jurisdiction where the Purchaser resides and if the Purchaser is a resident of the United States or is a U.S. Person (which definition includes an individual resident in the United States or an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person) has completed Exhibit II, attached to this Appendix II;

(m)

(i) to the best of its knowledge none of the Purchase Price (A) has been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) is being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (ii) it shall promptly notify the Company if the Purchaser discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

6.2.	The Company hereby represents and warrants to the Purchaser, with the intention that the Purchaser shall rely thereon in entering into this Agreement, that:

(a)

the Company is a company duly incorporated and existing in good standing under the laws of the Province of British Columbia and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and its subsidiaries are duly qualified as foreign corporations to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity, and any material adverse effect on the transactions contemplated under this Agreement, or any other agreement or document contemplated hereby or thereby;

(b)

the Company has all requisite corporate power and authority to enter into and perform this Agreement and the Warrants (the “Transaction Documents”) and to issue the Unit Shares and the Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Unit Shares and the Warrant Shares, have been or will be prior to Closing duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company and (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application;

(c)

the authorized capital stock of the Company is as described in the Company’s Form 20-F filings for the year ended December 31, 2001 and the Company has 38,474,477 common shares issued and outstanding as at December 15, 2002;

(d)	the Company is eligible to file a Form F-3 with the SEC covering the resale of the Unit Shares and Warrant Shares, and the Company is a “foreign private issuer” as defined in Rule 405 of the 1933 Act;

(e)

the Unit Shares and the Warrant Shares are duly authorized and reserved for issuance and, upon the closing and/or exercise in accordance with the Warrants such Unit Shares and Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and (subject to compliance by the Purchaser with the applicable provisions of the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) entitled to be traded on the Nasdaq SmallCap Market. The outstanding shares of common stock of the Company are currently listed on the Nasdaq SmallCap Market and the Exchange;

(f)

the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company’s Memorandum or Articles or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party (collectively, “Company Agreements”), or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. Except for filings, consents and approvals required by the Commission, the Exchange and the Nasdaq SmallCap Market, the Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Units or the Warrants Shares;

(g)

the common stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company and its subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it as a “foreign private issuer” with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”). The Company has not directly or indirectly provided, and will not directly or indirectly provide, to the Purchaser any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and, to the best of the knowledge of the Company, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company and its subsidiaries, and no event or circumstance has occurred prior to the date hereof or will have occurred on the Closing Date which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading but which has not, or will have not, been so disclosed;

(h)

the financial statements of the Company and its subsidiaries included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission and of the SEC applicable to a “foreign private issuer”. Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of each of the Company and its subsidiaries for the fiscal year ending December 31, 2001 have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries, as the case may be, as of the dates thereof and the results of operations and cash flows for the periods then ended. The auditors who audited such financial statements were independent of the Company, as such term is defined and interpreted under Rule 2-01 of Regulation S-X under the 1933 Act;

(i)	the principal markets on which the common stock of the Company is currently traded are the Exchange and the Nasdaq SmallCap Market;

(j)

since December 31, 2001, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries;

(k)

to the best knowledge of the Company, no material event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed;

(l)

the Company shall be solely responsible for the payment of the finder’s fee payable in respect of the Offering to the transaction agent, provided that the Purchaser has not agreed to the payment of a finder’s fee to more than one transaction agent; and

(m)

the Company and its subsidiaries have filed all material reports, schedules, forms, statements and other documents required to be filed by it with the Commission. All of such filings required to publicly available on the SEDAR website are publicly available on the SEDAR website (“SEDAR Documents”). As of their respective dates, the SEDAR Documents complied in all material respects with all applicable laws, rules and requirements of the Commission, and, to the best of the knowledge of the Company, none of the SEDAR Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.	Termination

7.1.	This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

7.2.

This Agreement may be terminated by the Company or by the Purchaser at any time if the Closing shall not have been consummated by the third (3rd) business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

8.	Canadian Resale Restrictions

8.1.	The Purchaser acknowledges that the Units will be subject to restrictions on resale in Canada until such time as the earlier to occur of:

(a)	a period of four months has elapsed from the date of issue of the Units;

(b)	an appropriate discretionary order is obtained pursuant to applicable securities laws.

8.2.	The certificates representing the Units will bear the following legends denoting the restrictions on transfer imposed by the Applicable Legislation and by the policies of the Exchange.

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities in Canada before [insert the date that is four months and a day after the distribution date].”

Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [the date which is four months year from the Closing ].”

The Purchaser agrees to sell, assign or transfer the Units only in accordance with the requirements of applicable securities laws and such legends.

The Company agrees to reissue Unit Shares and reissue or issue Warrants and Warrant Shares, as the case may be, without the legends set forth above on the date which is four (4) months and one (1) day after the Closing Date (“Legend Removal Date”). Any Warrant Shares issued upon exercise of the Warrants after the Legend Removal Date shall be free and clear of any legends, transfer restrictions and stop orders, other than those required by the 1933 Act. The Company shall take all necessary steps to effect the foregoing legends removals.

9.	Indemnity

9.1.

The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation or any claim whatsoever arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect, any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company in connection herewith, or in enforcing the Transaction Documents or in any document furnished by the Purchaser to the Company in connection therewith or the indemnity contained in this section 9.1. The maximum amount payable by the Purchaser under this section 9.1 shall not exceed the amount of the Purchase Price.

9.2.

The Company agrees to indemnify and hold harmless the Purchaser and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation or any claim whatsoever arising out of or based upon any representation or warranty of the Company contained herein or in any document furnished by the Company to the Purchaser in connection herewith being untrue in any material respect, any breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any document furnished by the Company to the Purchaser in connection herewith, or in enforcing the Transaction Documents or in any document furnished by the Company to the Purchaser in connection therewith or the indemnity contained in this section 9.2.

10.	General

10.1.	This Agreement is expressly subject to the acceptance for filing of this Agreement and the Offering by the Exchange.

10.2.	Time is of the essence of this Agreement.

10.3.

Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, fax or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications are:

to the Company:

Silver Standard Resources, Inc. Suite 1180, 999 West Hastings Street Vancouver, BC V6C 2W2

Attn: Robert Quartermain

Phone: (604) 689-3846
Fax: (604) 689-3847

with copies to:

Bragagnolo & Ovsenek 570 Granville Street Suite 602 Vancouver, British Columbia V6C 3P1

Attn: Joe Ovsenek

Phone: (604) 642-5182
Fax: (604) 642-5189

to the Purchaser:

__________________________________ __________________________________ __________________________________ __________________________________

Attn: ________________

Phone: ________________
Fax: ________________

with copies to:

__________________________________ __________________________________ __________________________________ __________________________________

Attn: ________________

Phone: ________________
Fax: ________________

Any party hereto may from time to time change its address for notices by giving at least 10 days’ written notice of such changed address to the other parties hereto.

10.4.

This Agreement supersedes any other agreements entered into between the Company and the Purchaser in respect of the subject matter hereof and any other such agreements are hereby deemed to be void and of no effect.

10.5.

No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

10.6.

The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, and the Warrants were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

10.7.

the company and the Purchaser (i) hereby irrevocably submits to the exclusive jurisdiction of the united states district court, THE DELAWARE state courts and other courts of the united states sitting in the state of delaware for the purposes of any suit, action or proceeding arising out of or relating to this agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. to the extent permitted by applicable law, each of the company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by applicable law.

10.8.	each of the company and the purchaser hereby waives all rights to a trial by jury.

10.9.	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of delaware applicable to Agreements executed and to be performed entirely therein.

10.10.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.11.

The Company and the Purchaser shall execute and deliver all such further documents and instruments, including any amendments or modifications to this Agreement, and do all such further acts and things, as may be necessary or required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

10.12.

This Agreement may be signed by the parties hereto by facsimile and in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to be effective the date of acceptance by the Company.

EXHIBIT I

ADDITIONAL ACKNOWLEDGEMENTS, REPRESENTATIONS, AND WARRANTIES

OF THE PURCHASER FOR USE OF BRITISH COLUMBIA INSTRUMENT #72-503

The Purchaser acknowledges, represents, certifies and warrants as at the date of execution of the subscription agreement of the Purchaser and at the closing of the Offering of Units (the “Securities”) of Silver Standard Resources Inc. (the “Company”), that:

(a)	no prospectus has been filed by the Company with the British Columbia Securities Commission in connection with the issuance of the Securities, the issuance is exempted from the prospectus requirement of the Securities Act (British Columbia) (the “Act”) or any regulations (the “Regulations”) promulgated under the Act and that:

(i)	the Purchaser is restricted from using most of the civil remedies available under the Act and Regulations;

(ii)	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Act and

(iii)	the Company is relieved from certain obligations that would otherwise apply under the Act and the Regulations;

(b)	the Purchaser is not a resident of British Columbia and is aware that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)	there is no government or other insurance covering the Securities;

(iii)	there are risks associated with the purchase of the Securities;

(iv)	there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities; and

(v)

the Company has advised the Purchaser that the Company is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Purchaser; and

(c)	the Purchaser is purchasing the Securities as principal and no other person, corporation, firm or other organization will have the beneficial interest in the Securities.

Dated the _____ day of December, 2002.

Signature of Authorized Signatory of Purchaser

Name and Office of Authorized Signatory of Purchaser

Name of Purchaser

EXHIBIT II

U.S. PURCHASERS

1.	The following terms and conditions used in this Exhibit II to Appendix II to the Subscription Agreement of Silver Standard Resources Inc. (the “Company”) shall have the following meanings:

“Accredited Investor” means an accredited investor as such term is defined in Rule 501 (a) of Regulation D;

"Regulation D" means Regulation D under the U.S. Securities Act;

"Regulation S" means Regulation S under the U.S. Securities Act;

“Securities” means the Unit Shares, Warrants and Warrants Shares as defined in Appendix II to which this Exhibit II is attached;

“U.S. Person” means a U.S. person as such term is defined in Regulation S; and

“U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States.

2.	The Purchaser shall complete and return to the Company an originally executed copy of the Certificate of Accredited Investor attached as Schedule “A” hereto.

3.	The Purchaser:

(a)

whether acting as principal, trustee or agent, understands and acknowledges that the Securities have not been registered under the U.S. Securities Act and that none of the Securities may be offered or sold within the United States, provided, however, that the Purchaser may sell or otherwise dispose of any of the Securities pursuant to registration thereof under the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements; and

(b)

purchasing the Securities from the Company on the terms and conditions set forth herein, pursuant to the exemption from registration provided by Rule 506 of Regulation D under the U.S. Securities Act and it has completed and delivered to the Company a Certificate of Accredited Investor in the form attached as Schedule “A” hereto; and

(c)

if a financial institution (including, without limitation, broker-dealers and investment companies such as U.S. and offshore unregistered hedge funds, funds-of-funds commodity pools, private equity funds and venture capital funds), the Purchaser hereby (i) represents that it seeks to comply with all applicable laws concerning money laundering and related activities, including without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 of the United States (popularly known as the “USA Patriot Act”) (collectively, “Applicable Money Laundering Law”), (ii) in furtherance of such efforts, represents, warrants and agrees that to the best of its knowledge, based on appropriate diligence and investigation, none of the Purchase Price has been or will be derived from or related to any activity that is deemed criminal under United States law, (iii) agrees to promptly notify the Company if such Purchaser discovers that any of these representations ceases to be true, and to provide the Company with appropriate information in connection therewith, and (iv) advises the Company that upon such discovery, or as otherwise required by Applicable Money Laundering Law, such Purchaser may take appropriate action to ensure compliance with Applicable Money Laundering Law, including, without limitation, delivering to the Company a request for redemption of the Unit Shares, Warrant Shares or Warrants.

SCHEDULE “A” TO EXHIBIT II TO APPENDIX II OF

THE SUBSCRIPTION AGREEMENT

CERTIFICATE OF ACCREDITED INVESTOR

TO:    Silver Standard Resources Inc. (the "Company")

1.        General

1.1.

The Purchaser is a U.S. Person or is organized under the laws of the United States or a state of the United States and has received and executed the Subscription Agreement and this Certificate and it is acquiring the Securities described in the Subscription Agreement pursuant to an exemption from the prospectus, offering document and registration requirements of applicable securities legislation.

1.2.

The Purchaser acknowledges that the representations and warranties and agreements contained in this agreement are made by it with the intent that they may be relied upon by the Company in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase Securities.

1.3.

In addition to the representations, warranties and covenants of the Purchaser set forth in the Subscription Agreement, the Purchaser agrees that by accepting Securities it will be representing and warranting that the representations and warranties below are true as at the Closing Date with the same force and effect as if they had been made by it at the Closing Date and that they will survive the purchase by it of Securities and will continue in full force and effect notwithstanding any subsequent disposition by it of such Securities and is capable of evaluating the merits and risks of an investment in the Securities.

1.4.	The Purchaser covenants, represents and warrants to the Company that:

(a)

if the Purchaser is a partnership, trust, corporation or other entity: (1) it was not organized for the purpose of acquiring the Securities (or all of its equity owners are “accredited investors” as defined in section 2 below); (2) it has the power and authority to execute and comply with the terms of the Subscription Agreement and the person executing said documents on its behalf has the necessary power to do so; (3) its principal place of business and principal office are located within the state set forth in the Agreement to which this Schedule “A” is attached; and (4) all of its trustees, partners and/or shareholders, whichever the case may be, are bona fide residents of said state; and

(b)

all information which the Purchaser has provided concerning himself, herself or itself is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of this subscription for the Securities, he, she or it will immediately provide such information to the Company.

2.	Accredited Investor

2.1.

By completing this section 2, the Purchaser represents and warrants that the Purchaser, and if applicable, each person for whose account it is purchasing the Securities, satisfies one or more of the categories of Accredited Investor indicated below. PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU, PURCHASER, AND IF APPLICABLE, EACH PERSON FOR WHOSE ACCOUNT YOU ARE PURCHASING SECURITIES, SATISFY, BY PLACING YOUR INITIALS ON THE APPROPRIATE LINE BELOW.

__________	Category 1	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

__________	Category 2	A savings and loan association or other institution as defined in Section 3(a) (5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

__________	Category 3	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

__________	Category 4	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

__________	Category 5	An investment company registered under the Investment Company Act of 1940; or

__________	Category 6	A business development company as defined in Section 2(a) (48) of the Investment Company Act of 1940; or

__________	Category 7	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

__________	Category 8	A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

__________	Category 9	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974-in ‘which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

__________	Category 10	A private business development company as defined in Section 202(a) (22) or the Investment Advisors Act of 1940; or

__________	Category 11	An organization described in Section 50 1 (c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000; or

__________	Category 12	A director, executive officer or general partner of the Company; or

__________	Category 13	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$ 1,000,000; or

__________	Category 14	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

__________	Category 15	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

__________	Category 16	An entity in which all of the equity owners are accredited investors.

3.	Purchasing Securities

3.1.

The Purchaser represents and warrants that he, she or it is purchasing the Securities for its own account or for the account of one or more persons and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that the Purchaser may sell or otherwise dispose of any of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

4.	Information Concerning the Company

4.1.	The Purchaser represents and warrants to the Company that the Purchaser:

(a)

acknowledges that he, she or it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(b)

understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(c)

acknowledges that he, she or it has received all such information as the Purchaser deems necessary and appropriate to enable him, her or it to evaluate the financial risk inherent in making an investment in the Securities (the “Disclosure Documents”) and the documents and materials submitted therewith, which include a description of the risks inherent in an investment in the Company;

(d)

has carefully read the Disclosure Documents and the documents and materials submitted therewith, and the Company has made available to the Purchaser or the Purchaser’s advisors all information and documents requested by the Purchaser relating to investment in the Securities, and the Purchaser acknowledges that the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, and

(e)

has relied solely upon the Disclosure Documents and the documents and materials submitted therewith, advice of his or her representatives, if any, and independent investigations made by the Purchaser and/or his or her purchaser representatives, if any, in making the decision to purchase the Securities subscribed for herein and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents have been made to the Purchaser in respect thereto.

5.	Restricted Securities

5.1.	The Purchaser covenants, represents and warrants to the Company that:

(a)	the Purchaser understands that the Securities have not been registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance upon Rule 506 of Regulation D;

(b)	the Purchaser agrees that if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)	the sale is pursuant to registration of the Securities under the U.S. Securities Act and any applicable state securities laws;

(iii)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iv)

the sale is made in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with any applicable state securities or “Blue Sky” laws; or

(v)

the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities; and

(vi)	with respect to subparagraphs (iv) and (v) hereof, it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

(c)

upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable United States state laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF SUCH SECURITIES NOR ANY RELATED MATERIALS HAVE BEEN REVIEWED OR APPROVED BY ANY U.S. FEDERAL OR STATE REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.”

The Company agrees to remove the above U.S. Securities Act legend for sale of the Unit Shares and Warrant Shares, upon the exercise of the Warrants, by the Purchaser when the Unit Shares and Warrant Shares can be sold in compliance with Rule 144(b) or Regulation S, and any applicable state securities laws, subject to the provision by the Purchaser of appropriate representation letters. The Company also agrees to remove the above U.S. Securities Act legend for sale of the Unit Shares and Warrant Shares, upon the exercise of the Warrants, upon registration thereof under the U.S. Securities Act, subject to compliance with the U.S. Securities Act. The Company shall take all necessary steps to effect the foregoing legend removals.

The foregoing representations, warranties and covenants are made by the Purchaser with the intent that they be relied upon in determining its suitability as a purchaser of Securities. The Purchaser undertakes to notify the Company immediately at Silver Standard Resources Inc., Suite 1180, 999 West Hastings Street, Vancouver, British Columbia V6C 2W2, Attention: President, Facsimile No. (604) 689-3847, Telephone No. (604) 689-3846 of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing.

December     , 2002
_______________________________________
Date

_________________________________________
Duly authorized signatory for Purchaser

_________________________________________
(Print name of Purchaser)